AMENDMENT NO. 1
                                     to the
                         MANAGED CARE SERVICE AGREEMENT
                                     between
                          HEALTH RISK MANAGEMENT, INC.
                         and KEYSTONE MERCY HEALTH PLAN

     THIS AMENDMENT NO. 1 is made and entered into effective as of the 1st day of October, 1997, ("Effective Date"), by and between HEALTH RISK MANAGEMENT, INC., having offices at 8000 West 78th Street, Minneapolis, Minnesota ("HRM") and KEYSTONE MERCY HEALTH PLAN, having offices at 200 Stevens Drive, Philadelphia, Pennsylvania ("KMHP").

                                    RECITALS:

     WHEREAS, HRM and KMHP are parties to that certain Managed Care Service Agreement dated October 29, 1996, whereby KMHP utilizes certain HRM systems, software and resource management services, and HRM provides certain related health care cost management services to KMHP with respect to KMHP's participating members to whom managed health care services are delivered under KMHP programs (the "Agreement"); and

     WHEREAS, by executing this Amendment No. 1, HRM and KMHP desire to amend certain provisions of the Agreement to address and clarify issues that have arisen during the course of performance under the Agreement;

     NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual promises of the parties hereto and the mutual benefits to be gained by the performance hereof, the parties hereto agree as follows:

1. Section 3.k., including subsections 3.k.i, ii and iii thereof, is deleted in its entirety and is not to be replaced or restated.

2. Section 11.e. is hereby deleted in its entirety and the following is hereby inserted in its place.

          "e. If any of the following events occur: (i) the actual Per Covered Member Per Month ("PMPM") calculation for Inpatient (LOB 100), pursuant to
     Section 6 of the Amended Schedule 1 - Fee Schedule, "Performance Bonus," is greater than ninety-two percent (92%) of the 1996 Baseline PMPM used for the Target PMPM for calendar year 1998. (The Target PMPM is eighty-five percent (85%) of the 1996 Baseline PMPM.); (ii) KMHP ceases to operate under a DPW Contract or otherwise terminates doing business in the Service Area; (iii) a sale of HRM or of all or substantially all of HRM's assets;
     (iv) a merger or consolidation of HRM or a change of direct or indirect control of HRM or a change of HRM's executive management; or (v) HRM, or an affiliate of HRM or an entity in which HRM holds an equity or ownership interest, is a competitor of KMHP, then KMHP may terminate the Managed Care Service Agreement with at least sixty (60) days written notice to HRM; provided, however, except for a termination under clause (iii), (iv) or (v) above, KMHP shall pay the cost of termination, with no further obligation of any kind to HRM, as follows:

          i. Two (2) months of gross salary of HRM's dedicated Minneapolis staff (i.e., full-time equivalents ["FTE's"] then working on KMHP services).

          ii. Usage fees calculated at $0.11 per Covered Member per month for a six (6) month period after the termination date.

          For the purposes of this subsection 11.e., an entity shall be considered a competitor of KMHP if such entity is engaged in, has agreed to engage in, or has submitted a proposal or filing to a governmental agency or other party to engage in the provision of managed care services to Medical Assistance recipients in the Service Area.

          For the purposes of this subsection 11.e., the term "affiliate" of any entity shall mean a party that directly or indirectly controls, is controlled by, or under common control with such entity."

3. Section 11.f., including subsections 11.f.i, ii and iii thereof, is hereby amended and restated in its entirety to read as follows:

          "f. Ninety (90) days prior to October 1, 1999, KMHP shall give written notice to HRM of its intent to exercise its option to terminate any or all of the Utilization Management services referred to in Section 3.b.(i) of Amended Schedule 1 Fee Schedule to the Agreement, the QualityFIRST(R)
     Guidelines, HRM's AutoPILOT services, and HRM's Resource Management services, together with the respective fees for said services, at any time on or after September 30, 1999, with no payment to be due HRM for the terminated service(s) in connection therewith, except for those transition costs specified in Section 3.a.v. of Amended Schedule 1 - Fee Schedule to the Agreement. If KMHP chooses to continue any or all of the Utilization Management services referred to in Section 3.b.(i) of Amended Schedule 1, the QualityFIRST Guidelines, HRM's AutoPILOT services, and HRM's Resource Management services, KMHP shall specify in its advance written notice to HRM, as specified above, the service(s) it intends to continue and the date upon which such service(s) is to terminate, if sooner than December 31, 2001. In the event the service(s) is to continue beyond September 30, 1999, all fees except for Utilization Management will continue as specified herein and, with respect to Utilization Management fees, KMHP and HRM will mutually agree on the fees for Utilization Management within a reasonable time following HRM's receipt of KMHP's written notice."

4. Section 21, entitled, "Changes Effective October 1, 1997," is hereby added to the Agreement and shall read as follows:

     "21.  Changes Effective October 1, 1997

     a. The parties will mutually develop and agree upon two (2) transition plans which will be added to the Agreement in an amendment to be executed at such time.

          Transition Plan 1 will involve the plan to transition to KMHP certain services which have been the subject of dispute. The reimbursement for such services will be as agreed to in the Amended Schedule 1 - Fee Schedule. Once the transition plan is agreed to, the fee schedule and timings for these services will be adjusted to reflect those change in services. The transition plan members for such services are (see attachment). The transition team will finalize this transition plan to be completed no later than November 15, 1997. This transition plan will then be presented to the joint senior management committee consisting of (see attachment). Final approval will be by the joint senior management decision committee.

          Transition Plan 2 will involve a transition team consisting of (see attachment) will deliver to the senior management team of (see attachment) a transition plan for transitioning the capitated managed care services to KMHP at any time after October 1, 1998. On or before December 23, 1997, the parties shall agree on the specific terms to be included in a written Transition Plan to be appended to the Agreement. The intent is to be able to have transitioned all of the capitated services to KMHP no later than October 1, 1999. KMHP shall, at their discretion, continue to have HRM perform the services beyond September 30, 1999, if they so choose. The transition plan will anticipate that as any portion of the capitated services is transferred to KMHP prior to September 30, 1999, there will be an adjustment to the fees payable to HRM, but that HRM will be entitled to its full profit structure that was anticipated for that service through September 30, 1999.

     b. Claim Performance Standards. In the performance of the managed care services under the Agreement, HRM and KMHP will perform such services in a manner that will satisfy such performance standards as shall be defined in a performance standards plan. The performance standards plan will be developed by a team consisting of (see attachment). The team will deliver the performance standards plan to the joint senior management committee (consisting of (see attachment)) on or before November 15, 1997. The performance standards plan shall include, among others to be developed and agreed upon, the following standards:

          i) Ninety-five percent (95%) of all authorizations will load to the KMHP healthcare information system without critical errors on a daily basis

          ii)  Ninety-eight percent (98%) accuracy rate on all authorizations

          iii)Case Exception Report - 100% resolved within two (2) business days

          iv) Certification Extract Report - 100% resolved within two (2) business days

          v) Authorization issues communicated from KMHP's Claims Department - 100% resolved within two (2) business days

          vi) Audit and measurement standards and remedies for corrective action in the event the performance standards are not being achieved, which remedies would not be KMHP's exclusive remedies and would not preclude the exercise of other rights.

          With respect to the performance standards iii., iv., and v. set forth above, HRM agrees to meet, commencing on the date hereof, such performance standards when the ability to "resolve" such performance standards is within HRM's control.

     c. On or before November 1, 1997, the parties will mutually develop and agree upon a written joint management process which will be added to the Agreement in an amendment to be executed at such time. This written joint management process shall address the following:

          i) The management structure of how both parties will relate to each other.

          ii) A defined set of procedures to control the interface process between all KMHP and all HRM affected operations. These procedures will address, but not be limited to, HRM interfaces with the following KMHP departments: IS, Claims, Telecommunications, Regulatory Affairs, Member Services, and Medical Affairs.

          iii)Define  the  control  of  the  HRM/Philadelphia   staff  and  its'
               relationship to the KMHP staff.

          iv)  Develop performance measures for:

               (1) claims interface and claims turnaround between HRM/UM group and the KMHP claims group.

               (2)  delineate   the   reporting   processes   and  data   fields
                    communication processes for the reporting of all activities between HRM and KMHP.

               (3) delineate the management issues and staffing of the HRM/ Philadelphia staff.

               (4) delineate desirable and required features and performance capabilities of AutoPILOT.

          v) Provide KMHP with a diskette containing detailed line item records used by HRM to create summaries for month-end close information on inpatient cases.

     d. On or before November 1, 1997, the parties will mutually develop and agree upon more precise descriptions of each of the services contemplated under the Agreement, the responsibilities of the parties with respect thereto and performance standards thereof, including those listed in Section 21.c.(iv) above. For each service provided, the detail to be agreed upon may include, without limitation, the telecommunications interfaces, HRM case manager processes, the data fields to be filled out in AutoPILOT or the Mercy Healthcare System, and the data fields to be transmitted on each case to KMHP claims. These details, once agreed upon, will be added to this Agreement in an amendment to be executed at such time and, thereafter, these descriptions will constitute the extent of the service provided by HRM. Any modifications desired or requested by KMHP or HRM for that service will go through the change order process described below.

     e. On or before November 1, 1997, the parties will agree on the use of a change order process to be added to the Agreement by amendment to be executed at such time and by which the parties will abide in addressing changes to the services and responsibilities from and after the adoption of said amendment.

     f. HRM and all those who may claim under, by or through HRM, and all affiliates of HRM, hereby release and forever discharge KMHP and its successors, agents, owners, partners, affiliates, employees, officers, directors and assigns of and from any and all claims, causes of action, suits and demands whatsoever (except those with respect to third party claims subject to indemnification under Section 12 of the Agreement), which HRM now has or ever had against KMHP in connection with or related to (i) the subject matters of a request for dispute resolver list for arbitration filed by HRM with the NHLA Alternative Dispute Resolution Service; (ii) payment by KMHP for, in connection with, related to, or resulting from, the provision of services by HRM except as expressly set forth in this Amendment No. 1; and (iii) any alleged breaches of the Agreement by KMHP related to clauses (i) and
          (ii) of this paragraph which occurred prior to the date of this Amendment No. 1.

          KMHP and all those who may claim under, by or through KMHP, and all affiliates of KMHP, hereby release and forever discharge HRM and its successors, agents, owners, partners, affiliates, employees, officers, directors and assigns of and from any and all claims, causes of action, suits and demands whatsoever (except those with respect to third party claims subject to indemnification under Section 12 of the Agreement), which KMHP now has or ever had against HRM in connection with or related to (i) the subject matter of KMHP's alleged claims against HRM as referenced in the letter of Robert H. Gilman of KMHP to Gary T. McIlroy, M.D. of HRM, dated September 5, 1997; (ii) payment by HRM for, in connection with, related to, or resulting from the rendering of services or the alleged failure to render appropriate services, by HRM, except as expressly set forth in this Amendment No. 1; and (iii) any alleged breaches of the Agreement by HRM related to clauses (i) and (ii) of this paragraph which occurred prior to the date of this Amendment No. 1.

          The parties further acknowledge and agree that the services, functions and responsibilities performed by HRM through this date in connection with the operations of KMHP and its affiliates are, among others, included in the obligations, services and responsibilities of HRM under the Agreement, as amended, and that HRM does not and will not have any right to compensation for any services, functions and responsibilities currently performed by HRM, except as set forth in the Agreement, as amended and will not have any right to terminate any such services, functions and responsibilities currently performed by HRM, except as set forth in the Agreement, as amended.

     g. Upon execution of this Amendment No. 1 to the Agreement, HRM will withdraw, without prejudice, its request for arbitration filed with the National Health Lawyers Association Alternative Dispute Resolution Service on October 3, 1997.

     h. On or before November 1, 1997, the parties will mutually agree upon further amendments to the Agreement which are intended to:

          i) replace ambiguous responsibilities to specific processes and procedures;

          ii) eliminate ambiguity in many of the breach of contract provisions; and

          iii)insert a mediation process prior to any arbitration process."

5. Schedule 1 - Fee Schedule to the Agreement is hereby amended and restated as follows: (see attachment)

6. Reaffirmation of Agreement - Any and all provisions of the Agreement, other than those modified and amended as set forth in this Amendment No. 1, shall hereby remain in full force and effect. Any further amendment to the Agreement shall be subject and pursuant to a definitive written document executed by the parties hereto.

7. Counterparts. This Amendment No. 1 may be executed in one or more counterparts, and each such counterpart shall be deemed part of the original document. This Amendment No. 1 shall be binding upon the parties hereto as of the Effective Date set forth above at such time as both parties have executed a counterpart of this Amendment No. 1.

8. Facsimile Signatures. Original signatures of the parties hereto on copies of this Amendment No. 1 transmitted by facsimile shall be deemed originals for all purposes hereunder, and such copies shall be binding on the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Managed Care Service Agreement on the dates shown below.

HRM:                               KMHP:


HEALTH RISK MANAGEMENT, INC.       KEYSTONE MERCY HEALTH PLAN


By    /s/  GARY McILROY            By    /S/  DANIEL J. HILFERTY
Its   Chief Executive Officer      Its   President and Chief Executive Officer
Dated 10/9/97                      Dated 10/09/97